EXHIBIT 10(c)
                              BNH BANCSHARES, INC.


                           1992 STOCK INCENTIVE PLAN,

                        AMENDED EFFECTIVE MARCH 18, 1997

                                                                        03/19/97


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                              BNH BANCSHARES, INC.


                           1992 STOCK INCENTIVE PLAN,

                        AMENDED EFFECTIVE MARCH 18, 1997

1. Purposes.
   ---------

     The purposes of the BNH Bancshares, Inc. 1992 Stock Incentive Plan (the "Plan") is to promote the interests of BNH Bancshares, Inc. (the "Corporation") and its shareholders by attracting, retaining and stimulating the performance of selected employees, giving such employees the opportunity to acquire a proprietary interest in the Corporation's business and an increased personal interest in its continued success and progress.

2. Definitions.
   ------------

     Unless the context clearly indicates otherwise, the following terms have the meanings set forth below.

     "Board of Directors" or "Board" means the Board of Directors of the Corporation.

     "Code" means the Internal Revenue Code of 1986, as amended, now in effect or as amended from time to time and any successor provisions thereto.

     "Committee" means the Salary and Benefits Committee of three or more members appointed by the Board of Directors and

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     selected from those directors who are not employees of the Corporation, its parent or a subsidiary, as defined in Section 424(e) and (f) of the Code, which shall include at least two non-employee directors serving on the Executive Committee of the Board of Directors. Members of the Committee shall be "disinterested persons" within the meaning of Rule 16b-3 under the 1934 Act, or any law, regulation or other provision that may hereafter replace such Rule. Such members shall not be eligible to receive stock, options or stock appreciation rights under the Plan. The Board may at any time and from time to time remove any member of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

     "Common Stock" means the common stock of BNH Bancshares, Inc.

     "Disability", as applied to a Grantee, shall have the meaning set forth in
     Section 22(e)(3) of the Code.

     "Fair Market Value" of a share of Common Stock on any

                                       2.

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     particular date is the last sales price of a share of Common Stock on the
     Nasdaq National Market System as reported for that date by Nasdaq or the mean between the bid and asked quotations for the Common Stock on that date as reported by Nasdaq; provided that (i) if no such sales or quotations are reported by Nasdaq for such date, or (ii) if in the opinion of the Committee sales of Common Stock on such date were insufficient to constitute a representative market, the Fair Market Value of a share of Common Stock on such date shall be the last sales price or the mean between the bid and asked quotations as reported by Nasdaq for the first preceding date to which clause (ii) does not apply.

     "Grant Date", as used with respect to a particular award, means the date on which such award is granted by the Committee pursuant to the Plan.

     "Grantee" means the individual to whom an award is granted pursuant to the Plan.

     "Immediate Family Members" of a Grantee means the Grantee's children, grandchildren and spouse.

     An "option" means an option granted pursuant to the Plan to purchase shares of Common Stock and which shall be designated as either an "incentive stock option" or a "non-qualified

                                       3.

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     stock option."

     "Performance Stock" means an award entitling the Grantee to payment of shares of Common Stock or cash or a combination thereof contingent upon the attainment of performance objectives determined in the discretion of the Committee.

     "Plan" means the BNH Bancshares, Inc. 1992 Stock Incentive Plan as set forth herein and as amended from time to time.

     "Restricted Stock" means an award of Common Stock with such restrictions placed thereon as the Committee in its discretion deems appropriate.

     "Retirement", as applied to an employee, shall mean when the employee's employment with the Corporation or any present or future parent or subsidiary of the Corporation, as defined in Section 424 of the Code, terminates following such employee's attaining sixty-five (65) years of age.

     "The 1934 Act" means the Securities Exchange Act of 1934, as amended, now in effect or as amended from time to time and any successor provisions thereto.

                                       4.

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3. Administration.
   ---------------
     (a) The Committee shall have all the powers vested in it by the terms of the Plan, including exclusive authority (within the limitations described herein) to select the employees to be granted awards under the Plan, to determine the type, size and terms of awards to be made to each employee selected (which need not be identical for each employee), to determine the time when awards will be granted to employees, to establish objectives and conditions, if any, for earning such awards, and the waiver or acceleration thereof, to determine whether such awards will be paid after the end of an award period, to accelerate the exercisability or vesting of all or any portion of any award or to extend the period during which an award is exercisable, based in each case on such considerations as the Committee shall determine, and to determine all other matters to be determined in connection with an award. The Committee shall have full power and authority to administer and interpret the Plan and to adopt, amend and waive such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretation of the Plan and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any Grantees and any other employee of the Corporation or any of its subsidiaries.

     (b) Options, stock appreciation rights, dividend equivalents,

                                       5.

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Restricted Stock and Performance Stock shall be evidenced by written agreements which shall contain such terms and conditions consistent with the Plan as may be determined by the Committee. Each agreement shall be signed on behalf of the Corporation by the Chief Executive Officer or other duly authorized officer of the Corporation.

     (c) All decisions made by the Board of Directors pursuant to the provisions of the Plan shall be final and conclusive.

4. Eligibility and Participation.
   ------------------------------
     The participants in the Plan shall consist of selected employees of the Corporation and its present or future parent or subsidiaries, as defined in
Section 424 of the Code (whether or not directors of the Corporation), who serve in executive, administrative or professional capacities, as may from time to time be so designated by the Committee.

5. Effective Date of the Plan and Term of Option Period.
   -----------------------------------------------------
     The Plan shall become effective upon its adoption by the Board of Directors, provided, that no option or award granted pursuant to the Plan shall be exercised or will vest prior to the approval of the Plan by the Corporation's shareholders within twelve (12) months of its adoption by the Board. The term during which awards may be granted under the Plan shall expire on the tenth anniversary of the adoption of the Plan by the Board of Directors. Subject to the provisions of Article 16 hereof, the period during which an

                                      6.

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award under the Plan may be exercised shall be the period, expiring not later than the tenth anniversary of the Grant Date of the award, as may be determined by the Committee.

6. Awards.
   -------
     (a) Types. Awards under the Plan shall be made with reference to shares of Common Stock and may include, but need not be limited to, shares of stock, which may be granted with or without restrictions in the discretion of the Committee, options, stock appreciation rights, dividend equivalents and Performance Stock. The Committee may make any other type of award which it shall determine is consistent with the objectives and limitations of the Plan. Awards under the Plan may be made singly, in combination or in tandem with other awards.

     (b) Performance Goals. The Committee may, but need not, establish performance goals to be achieved within such performance periods as may be selected by it in its sole discretion, using such measures of the performance of the Corporation and/or its subsidiaries as it may select.

     (c) Guidelines. From time to time, the Committee may adopt written policies implementing the Plan. Such policies may include, but need not be limited to, the type, size and terms of awards to be made to employees and the conditions for payment of such awards. The Committee may determine the amount and form of consideration, if any, payable on the issuance or exercise of awards of stock, whether granted with or without restrictions, and awards of

                                       7.

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Performance Stock. However, Common Stock to be issued for such awards shall be issued either at no cost, provided the consideration received for such shares is, in the opinion of counsel to the Corporation, adequate under the laws of the Corporation's state of incorporation, or a price not to exceed the par value of such shares. Grantees of awards of stock, whether granted with or without restrictions, and awards of Performance Stock must accept such awards by execution of a written agreement with the Corporation in such form as the Committee determines not more than sixty (60) days following the award date or else such rights shall expire.

     (d) Maximum Awards. A Grantee may be granted multiple awards under the Plan. However, no one Grantee shall be granted an award if immediately after such grant, were it made, he would be the owner or would be deemed in accordance with Section 424 of the Code to be the owner of more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any of its subsidiaries.

7. Shares Subject to the Plan.
   ---------------------------
     The shares of Common Stock that may be delivered or purchased or used for reference purposes under the Plan shall be shares of the Corporation's authorized Common Stock and may be unissued shares or reacquired shares, as the Board of Directors may from time to time determine. Subject to adjustment as provided in Article 17 hereof, the aggregate number of shares to be delivered

                                       8.

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under the Plan shall not exceed 227,500 shares. In no event shall more than
30,000 option shares subject to the Plan be granted in any one calendar year, except that any option shares granted under the Plan between January 1, 1997 and March 1, 1997 shall not count against this restriction for calendar year 1997. If any shares are subject to an award which for any reason expires or terminates during the term of the Plan prior to the issuance of such shares or other payment of such awards, the shares subject to but not delivered under such award shall be available for issuance under the Plan. In the case of an award of Restricted Stock any part of which is forfeited prior to full vesting, such shares as are forfeited prior to vesting shall be available for issuance under the Plan. The shares referenced in an exercised stock appreciation right, shares in lieu of which an optionee elects to receive cash, or shares under a related option which is surrendered upon the exercise of a stock appreciation right shall all be charged against the aggregate number of shares available for issuance under the Plan.

8. Option Requirements.
   --------------------
     (a) An Option shall not be exercisable after the expiration of the option period set forth in the instrument evidencing such option.

     (b) The Committee may provide, in the instrument evidencing an Option, for the lapse of the Option, prior to the expiration of the option period, upon the occurrence of any event specified by the Committee.

     (c) The price at which shares may be purchased upon exercise of a particular option shall be determined by the Committee but such price will neither be less than the Fair Market Value per

                                       9.

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share of Common Stock on the Grant Date nor less than the par value per share of Common Stock on the date of exercise.

9. Incentive Stock Options.
   ------------------------
     (a) An option designated by the Committee as an "incentive stock option" is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

     (b) The option price per share of Common Stock under an incentive stock option shall be equal to the Fair Market Value of a share of Common Stock on the Grant Date, provided, however, that the option price per share of Common Stock on the date of exercise shall not be less than the par value per share of Common Stock on the date of exercise.

     (c) The aggregate Fair Market Value determined on the Grant Date of the shares of Common Stock with respect to which incentive stock options are granted under the Plan and any other plan of the Corporation or its parent or subsidiaries which are exercisable for the first time by any Grantee during any calendar year shall not exceed $100,000.

     (d) Should Section 422 of the Code be modified during the term of this Plan, such modification may be included in the Plan, if so approved by the Board of Directors, upon recommendation by the Committee.

                                      10.

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10. Stock Appreciation Rights.
    --------------------------
     The Committee may also grant stock appreciation rights to selected employees. Stock appreciation rights granted in conjunction with options under the Plan may be granted either at the time of grant of such options pursuant to the Plan or by subsequent action prior to the exercise, termination or expiration of such options. Such stock appreciation rights shall be subject to the same terms and conditions as the related options and may be exercised only at a time when the Fair Market Value of a share of Common Stock exceeds the option price for such shares, the options are otherwise exercisable, and if, at the time of such exercise, the Grantee surrenders the privilege of exercising the related options to the extent that the Grantee exercises a stock appreciation right. In the event of a grant of stock appreciation right without a related option, the Common Stock price referenced in such grant shall not be less than the Fair Market Value per share of Common Stock on the Grant Date.

     Upon exercise of a stock appreciation right and surrender of the related option (or any portion of such option), if any, the Grantee shall be entitled to receive, subject to the provisions of the Plan and such rules and regulations as may be established by the Committee, a payment equal to the product of (A) the excess of (i) the Fair Market Value of one share of Common Stock at the time of such surrender over (ii) the price per share specified in such related option or stock appreciation rights agreement, times (B) the number of such shares called for by the related option, or

                                      11.

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portion thereof, which is so surrendered or specified in such stock appreciation rights agreement. Such payment shall be made as determined by the Committee, in its sole discretion, either in (i) cash, or (ii) shares of Common Stock valued at Fair Market Value as of the date of exercise, or (iii) partly in cash and partly in shares of Common Stock. Neither a stock appreciation right held by a Grantee who is an officer or director of the Corporation, the exercise of which would result in a cash payment, nor any related option shall be exercisable during the first six months of the option period (or during the first six months from the Grant Date of the stock appreciation right if granted subsequently to the related option). If, upon settlement of a stock appreciation right, a Grantee is to receive payment or a portion thereof in shares of Common Stock, the number of shares shall be determined by dividing such payment or portion by the Fair Market Value of a share of Common Stock on the date of exercise. However, if the Committee, in its discretion, decides to permit a Grantee who is an officer or director of the Corporation to elect to receive cash in full or partial settlement of the exercise of a stock appreciation right, then such election shall be made during the period beginning on the third business day following the date of release for publication of quarterly and annual summary statements of sales and earnings of the Corporation and ending on the twelfth business day following such date, unless a different period is specified in Rule 16b-3 under the 1934 Act, as in effect at the time of such exercise, or any law, rule, regulation or other

                                      12.

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provision that may hereafter replace such Rule (the "Window Period").

     The Committee shall also determine whether, and if so to what extent, the exercise of an option shall be required as a condition to the exercise of a related stock appreciation right. No stock appreciation right can be exercised by a Grantee who is an officer or director of the Corporation unless the Corporation has been subject to the reporting requirements of Section 13 of the 1934 Act for at least one year prior to the date of said exercise and has filed all reports and statements required to be filed pursuant to that section during that period.

11. Dividend Equivalents.
    --------------------
     The Committee may also grant dividend equivalents to employees granted related awards under the Plan pursuant to rules and regulations adopted by the Committee. The Committee may require or permit the immediate payment or the waiver, deferral or investment of (1) dividends paid on awards under the Plan, and (2) amounts equal to dividends which would have been paid if shares subject to an award had been outstanding on the dividend record date. No payment, credits or accruals shall be made on shares subject to an award which are not yet issued and outstanding on account of the payment of a stock dividend or other distribution in kind on the Common Stock.

                                      13.

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12. Exercise of Options and Stock Appreciation Rights.
    --------------------------------------------------
     (a) Each option and stock appreciation right granted shall be exercisable in whole or in part at any time, or from time to time, during the option period as the Committee may determine and specify in the agreement pursuant to which such option or stock appreciation right is granted, provided that the election to exercise an option or stock appreciation right shall be made in accordance with applicable Federal laws and regulations.

     (b) No option may at any time be exercised with respect to a fractional share or exercised in part with respect to fewer than twenty-five shares. In the event that shares are issued pursuant to the exercise of an option or a stock appreciation right, no fractional shares shall be issued and the Committee shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

     (c) No shares shall be delivered pursuant to the exercise of any option or stock appreciation right, in whole or in part, until qualified for delivery under such securities laws and regulations as the Committee may deem to be applicable thereto and until, in the case of the exercise of an option, payment in full of the option price is received by the Corporation in cash, by check, in stock as provided in Article 13 hereof or, if authorized by the Committee's regulations and accomplished in accordance therewith, by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Corporation the portion of sale or loan proceeds sufficient to pay

                                      14.

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the option price. Neither the holder of an option or stock appreciation right nor such holder's legal representative, legatee, or distributee shall be or be deemed to be a holder of any shares subject to such option or stock appreciation right unless and until a certificate or certificates therefor is issued in his or her name or a person designated by him or her.

13. Stock as Form of Exercise Payment.
    ----------------------------------
     A Grantee who owns shares of Common Stock may elect to use the previously acquired shares, valued at the Fair Market Value on the last business day preceding the date of delivery of such shares, to pay all or part of the exercise price of an award, provided, however, that such form of payment shall not be permitted unless at least one hundred shares of such previously acquired shares are required and delivered for such purpose and the shares delivered have been held by the Grantee for at least six months.

14. Withholding Taxes for Awards.
    -----------------------------
     Each Grantee receiving or exercising an award as a condition to such receipt or exercise shall pay to the Corporation the amount, if any, required to be withheld from distributions resulting from such receipt or exercise under applicable Federal and State income tax laws ("Withholding Taxes"). Such Withholding Taxes shall be payable as of the date income from the award is includable in the Grantee's gross income for Federal income tax purposes (the "Tax Date"). The Committee may establish such

                                      15.

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procedures as it deems appropriate for the settling of withholding obligations with shares of Common Stock, including, without limitation, the establishment of such procedures as may be necessary to comply with Rule 16b-3 under the 1934 Act.

15. Transfer of Awards.
    -------------------
     Awards granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during the Grantee's lifetime, may be exercised only by said Grantee or by said Grantee's guardian or legal representative, except that the Committee may grant non-qualified stock options that are transferable, or amend outstanding non-qualified stock options to make them so transferable, without payment of consideration, to Immediate Family Members of the Grantee or to trusts or partnerships for such family members, which in the case of Grantees who are subject to Section 16 of the 1934 Act shall be transferable in accordance with such transferability restrictions, if any, as may be imposed by Rule 16b-3 under the 1934 Act, as hereafter amended, if Rule 16b-3 under the 1934 Act is amended to permit restricted or unrestricted transfers of derivative securities granted under plans intended to qualify for the exemption provided by such rule, provided that any such transferred non-qualified stock option shall continue to be subject to the same terms and conditions that are applicable to such option prior to its transfer (except that such transferred option shall not be further transferrable by the transferee inter vivos).

                                      16.


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16. Death, Disability, Retirement and Termination of Employment.
    ------------------------------------------------------------
     (a) An option, incentive or non-qualified, which has not theretofore expired, shall terminate at the time of the death of the Grantee or of the termination for any reason of the Grantee's employment with the Corporation, its parent or subsidiaries, and no shares may thereafter be delivered pursuant to such option, except that, subject to the condition that no option may be exercised in whole or in part after the date determined by the Committee, which date cannot be later than the tenth anniversary of the Grant Date:

       (i) Upon the termination of the employment of any such Grantee due to Disability or Retirement, the Grantee may, within a period of up to three years after the date of such termination, as determined by the Committee, purchase some or all of the shares covered by the Grantee's non-qualified stock options which were exercisable immediately prior to such termination; and

      (ii) Upon the termination of the employment of any such Grantee due to Disability or Retirement, the Grantee may, within three months after the date of such termination, twelve months in the case of Disability, purchase some or all of the shares covered by an incentive stock option which was exercisable under the Plan immediately prior to such termination; an incentive stock option not exercised within three months (twelve months in the case of Disability) after the date of termination due to Disability or Retirement may be exercised within three years after the date of such termination but no longer will be eligible for the treatment afforded incentive stock options under Section 421 of the Code; and

     (iii) Upon the death of any such Grantee while in active service or of any such disabled or retired Grantee within the above-referenced periods, the person or persons to whom the rights under the option are transferred by will or the laws of descent and distribution may, within twelve months after the date of the Grantee's death, exercise some or all

                                      17.

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           of the Grantee's options which were exercisable on the date of death by the Grantee.

     Leaves of absence for such periods and purposes conforming to the personnel policy of the Corporation as may be approved by the Committee shall not be deemed terminations or interruptions of employment.

     (b) In the event that a Grantee to whom a stock appreciation right has been granted ceases employment with the Corporation, its parent and subsidiaries for any reason, including death, Disability or Retirement, such stock appreciation right shall be exercisable only to the extent and upon the conditions that its related option, if any, is exercisable under subparagraph (a) of this Article, or as provided in a stock appreciation rights agreement, if such right is granted without a related option.

     (c) The Committee may adopt rules and regulations, whether or not inconsistent with this Article, but not inconsistent with the provisions of
Section 422 of the Code, setting forth the terms and conditions of awards relating to the Grantee's rights in the event of termination of employment.

17. Changes in Common Stock.
    ------------------------
     In the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in corporate structure or capitalization affecting the Common Stock, such appropriate adjustment shall be made in the number, kind, option price, etc., of shares subject to options, rights and other

                                      18.

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awards granted under the Plan, including appropriate adjustment in the maximum number of shares referred to in Article 7 of the Plan, as may be determined by the Committee.

18. No Right to Employment.
    -----------------------
     Nothing in the Plan or any instrument executed pursuant hereto shall confer upon any employee any right to continue in the employ of the Corporation nor shall anything in the Plan affect the right of the Corporation to terminate the employment of any employee, with or without cause.

19. Legal Restrictions.
    -------------------
     The Corporation will not be obligated to issue shares of Common Stock or make any payment if counsel to the Corporation determines that such issuance or payment would violate any law or regulation of any governmental authority or any agreement between the Corporation and any national securities exchange upon which the Common Stock is listed. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Corporation, give assurances satisfactory to counsel to the Corporation regarding such matters as the Corporation may deem desirable to assure compliance with all legal requirements. The Corporation shall in no event be obliged to take any action in order to cause the exercise of any award under the Plan.

                                      19.

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20. No Rights as Shareholders.
    --------------------------
     No Grantee, and no beneficiary or other person claiming through a Grantee, shall have any interest in any shares of Common Stock allocated for the purposes of the Plan or subject to any award until such shares of Common Stock shall have been transferred to the Grantee or such person. Furthermore, the existence of awards under the Plan shall not affect: the right or power of the Corporation or its stockholders to make adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure; the dissolution or liquidation of the Corporation, or the sale or transfer of any part of its assets or business; or any other corporate act, whether of a similar character or otherwise.

21. Choice of Law.
    --------------
     The validity, interpretation and administration of the Plan and of any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Connecticut.

22. Amendment and Discontinuance.
    -----------------------------
     The Board of Directors may alter, suspend, or discontinue the Plan, but may not, without the approval of a majority of the holders of the Common Stock, make any alteration or amendment

                                      20.

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thereof which operates (a) to increase the total number of shares which may be granted under the Plan, (b) to extend the term of the Plan or the maximum option periods provided in the Plan, (c) to decrease the minimum option price provided in the Plan, or otherwise materially increase the benefits accruing to Grantees through awards under the Plan, or (d) to modify the eligibility requirements for participation in the Plan.

     Adopted by the Board of Directors at its meeting of March 17, 1992, subject to approval of the Corporation's shareholders and amended by the Board of Directors at its meeting of March 18 1997 subject to approval of the Corporation's shareholders.


                                           Attest: /s/ EVELYN MILLER
                                                   ------------------
                                                   Secretary




                                      21.